SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  October 13, 2006

                                  AVITAR, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                    1-15695               06-1174053
(State or other jurisdiction        (Commission           (IRS Employer
   of incorporation)                 File Number)        Identification No.)

             65 Dan Road, Canton, Massachusetts              02021
       (Address of principal executive offices)            (Zip code)

       Registrant's telephone number, including area code:       (781) 821-2440

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01    Other Events

On August 16, 2006, a Complaint was filed in United States District Court, District of New Jersey, by Sun Biomedical Laboratories, Inc., Plaintiff, against Avitar Technologies, Inc., Defendant, a wholly-owned subsidiary of Avitar. In the Complaint, Plaintiff alleged among other things breaches of contract, patent infringement and unfair competition and it seeks damages and injunctions. A Summons in this case was not issued until September 22, 2006 and the Summons was not delivered to Avitar until October 13, 2006.

The alleged breach of contract is based upon an agreement made in 1999 related to the development of products and sales of goods. The last invoice issued to the Defendant was sent by Plaintiff in August 2002. In September 2002, Avitar advised the Plaintiff that the Defendant owes nothing to the Plaintiff and that the Plaintiff would owe substantial amounts for its failures to perform in accordance with their agreement.

Based upon a preliminary evaluation of this lawsuit, it appears that certain claims are likely barred by the applicable statute of limitations and, in the Company's view, the remainder of the claims are substantially without merit. Further assessment will be made upon ongoing evaluation. In the meantime, the Company intends to defend the suit vigorously and to put forward all appropriate counterclaims.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006             AVITAR, INC.


                                            By: /s/ Jay Leatherman
                                            Name:  Jay Leatherman
                                            Title: Chief Financial Officer